Exhibit 10.5
FORM OF

MANAGEMENT SHAREHOLDER AWARD AGREEMENT
     This Management Shareholder Award Agreement (this “Agreement”) is entered into as of September ___, 2009, by and between RailAmerica, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Management Investor”).
     WHEREAS, in connection with the services the Management Investor provides to the Company, the Management Investor purchased a number of shares of the common stock of the Company, par value $0.01 (the “Common Stock”) pursuant to the Management Shareholder Agreement entered into between the Company and the Management Investor as of [                    ] (the “Original Agreement”);
     WHEREAS, in connection with entering into the Original Agreement, the Company granted to the Management Investor certain restricted shares of Common Stock subject to the terms and conditions set forth therein (the “Restricted Shares”); and
     WHEREAS, effective upon and in connection with the initial public offering of the Common Stock (the “Effective Date”), the Company and the Management Investor desire to terminate the Original Agreement and enter into this Agreement restating the terms and conditions applicable to the Restricted Shares.
     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. Purchase and Grant of Common Stock
          (a) The Company granted to the Management Investor [                    ] Restricted Shares (as adjusted for the 90-1 split of the Common Stock on September 22, 2009). Subject to the terms of Section 1(b) and the other terms and provisions of this Agreement, ten percent (10%) of the Restricted Shares vested or shall vest on [                    ], fifteen percent (15%) of the Restricted Shares vested or shall vest on [                    ], and twenty-five percent (25%) vested or shall vest on each of [                    ],[                    ], and [                    ] (each of such five dates, a “Restricted Share Vesting Date”), in each case provided that the Management Investor is still employed by the Company on such vesting date.
          (b) Without limiting any of the other terms and provisions of this Agreement, the Restricted Shares shall be subject to the following terms:
   (i) If (A) the Management Investor’s employment is terminated by the Company other than for Cause or the Management Investor terminates his employment with the Company for Good Reason and (B) a waiver and general release reasonably acceptable to the Company is executed by the Management Investor within thirty (30) days after the date of such termination and becomes effective in accordance with its terms, the Management Investor will immediately vest (upon the effectiveness of such waiver and general release) as the owner of the percentage of each tranche of Restricted Shares that would have vested under Section 1(a) on the next succeeding Restricted Share Vesting Date (provided that, if such percentage is less than twenty-five percent (25%), then twenty-five percent (25%) shall be substituted for such percentage).
   (ii) If the Management Investor’s employment is terminated by reason of the Management Investor’s death or Disability, the Management Investor will immediately vest as the owner of the percentage of each tranche of Restricted Shares that would have vested under Section 1(a) on the next succeeding Restricted Share Vesting Date (provided that, if such percentage is less than twenty-five percent (25%), then twenty-five percent (25%) shall be substituted for such percentage).
   (iii) In the event the Management Investor’s employment is terminated by the Company other than for Cause, or the Management Investor terminates his employment with the Company for Good Reason, within twelve (12) months after a Change in Control (as defined below), the Management Investor shall immediately vest as the owner of all Restricted Shares that have not theretofore vested prior to the date of such termination.
   (iv) Except as provided in clauses (i), (ii), and (iii) of this Section 1(b), all of the unvested Restricted Shares shall be automatically forfeited upon the Management Investor ceasing to be an employee of the Company (whether as a result of termination for Cause, termination other than for Cause, resignation (whether for Good Reason or otherwise), death, Disability or otherwise).
   (v) For purposes of clarification, except as otherwise expressly provided in this Agreement, the Management Investor will have all of the rights of a shareholder with respect to all of the Restricted Shares granted hereunder, including, without limitation, the right to vote such shares (subject to Section 1(b)(vii) below) and the right to receive all dividends or other distributions with respect to such shares, both prior to and after the lapse and removal of the vesting restrictions set forth herein.
   (vi) Upon vesting in accordance with the terms of this Agreement, the Restricted Shares shall be issued to the Management Investor free and clear of all liens, other than restrictions and legends required pursuant to federal and state securities laws and the terms of this Agreement.
   (vii) To the fullest extent permitted by applicable law, the Management Investor hereby appoints Fortress Fund IV as its proxy with respect to all unvested Restricted Shares of which the Management Investor may be the record holder of from time to time to (A) attend all meetings of the holders of the Common Stock, with full power to vote and act for the Management Investor with respect to such Restricted Shares in the same manner and extent that the Management Investor might were the Management Investor personally present at such meetings, and (B) execute and deliver, on behalf of the Management Investor, any written consent in lieu of a meeting of the holders of the Common Stock in the same manner and extent that the Management Investor might but for the proxy granted pursuant to this sentence. The proxies hereby granted by the Management Investor are coupled with an interest and are, and shall be, irrevocable by the Management Investor until any such unvested Restricted Shares vest in accordance with the terms of this Agreement, in which case such proxy shall automatically terminate with respect to such vested Restricted Shares. Fortress Fund IV shall have full power to substitute another person as the Management Investor’s proxy and to revoke the appointment of any such substitute proxy. Concurrently herewith, the Management Investor is hereby executing and delivering to the Company an irrevocable proxy in the form of Exhibit A attached hereto, and the Management Investor hereby agrees that it shall execute and deliver any further instrument, and take all other actions, reasonably requested by Fortress Fund IV from time to time to evidence or otherwise give effect to the provisions of this Section 1(b)(vii).
          (c) In connection with the payment of any dividends, distributions or other type of payment to the Management Investor in respect of the Restricted Shares, the Company shall be entitled to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the Management Investor’s account.
          (d) For the purposes of this Agreement, the following terms have the respective meanings set forth below:
   (i) “Act” means the Securities Act of 1933, as amended.
   (ii) An “Affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
   (iii) A termination for “Cause” shall mean (A) the Management Investor commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company, any of its subsidiaries, or any Affiliate of the Company (excluding the Company and its subsidiaries) that engages the Management Investor as an employee or consultant (collectively, “Affiliated Engagers”), including, but not limited to, falsifying any documents or agreements (regardless of form); (B) the Management Investor materially violates any rule or policy of the Company or any subsidiary (1) for which violation an employee may be terminated pursuant to the written policies of the Company or any subsidiary reasonably applicable to such an employee, (2) which violation results in damage to the Company or any subsidiary or (3) which, after written notice to do so, the Management Investor fails to correct within a reasonable time; (C) the Management Investor materially violates any rule or policy of an Affiliated Engager applicable to the Management Investor which violation results in material damage to such Affiliated Engager or which, after written notice to do so, the Management Investor fails to correct within a reasonable time; (D) other than solely due to Disability, the Management Investor willfully breaches or habitually neglects any material aspect of the Management Investor’s duties assigned to the Management Investor by the Company or any of its subsidiaries or any Affiliated Engager, which assignment was reasonable in light of the Management Investor’s position with the applicable entity (all of the foregoing duties, “Duties”); (E) other than solely due to Disability, the Management Investor fails, after written notice from, as applicable, the Company, its subsidiary or an Affiliated Engager, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon such entity or its operations; provided, that, for purposes of this clause (E), such a material adverse impact will be solely determined with reference to the Management Investor’s Duties and his annual compensation, or consultant compensation, as applicable; (F) the Management Investor materially fails to comply with a direction from the Chief Executive Officer of the Company, the Board of Directors of the Company (the “Board”) or a senior officer or the board of directors of any subsidiary of the Company or any Affiliated Engager with respect to a material matter, which direction was reasonable in light of the Management Investor’s position with the applicable entity; (G) while employed by or providing services to the Company or any of its subsidiaries, and without the written approval of the Board, the Management Investor performs services for any other corporation or person which competes with the Company or any of its subsidiaries or otherwise violates Section 4 hereof, or, while performing services for any Affiliated Engager, without the written approval of such Affiliated Engager, the Management Investor takes any action which violates any restrictive covenant contained in any agreement between the Management Investor and such Affiliated Engager; (H) the Management Investor is convicted by a court of competent jurisdiction of a felony (other than a traffic or moving violation) or any crime involving dishonesty; (I) the Management Investor engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Management Investor knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company’s subsidiaries from time to time but prior to such action or condition; or (J) any willful breach by the Management Investor of his fiduciary duties as a director of the Company, any of its subsidiaries, or any Affiliated Engager. In the event that there is a dispute between the Management Investor and the Company as to whether “Cause” for termination exists: (x) such termination shall nonetheless be effective and (y) such dispute shall be subject to arbitration in Jacksonville, Florida using the commercial rules of the American Arbitration Association.
    (iv) “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:
     (A) any person other than any Permitted Transferee (as defined below) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or any Affiliate thereof) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or
     (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
     (C) there is consummated a merger or consolidation of the Company or any subsidiary thereof with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
     (D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Restricted Share that constitutes deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), a Change in Control shall be deemed to have occurred hereunder with respect to such Restricted Share only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
    (v) “Disability” means, as determined by the Board in good faith, the Management Investor’s inability, due to Disability or incapacity, to perform all of the Management Investor’s duties hereunder on a full-time basis for (A) periods aggregating one hundred eighty (180) days, whether or not continuous, in any continuous period of three hundred and sixty five (365) days or, (B) where the Management Investor’s absence is adversely affecting the performance of the Company in a significant manner, periods greater than ninety (90) days and the Management Investor is unable to resume the Management Investor’s duties on a full time basis within ten (10) days after receipt of written notice of the Board’s determination under this clause (v).
    (vi) “Fortress Fund IV” means Fortress Fund IV GP L.P., a Delaware limited partnership, and its successors and assigns.
    (vii) “Good Reason” means the occurrence, without the express prior written consent of the Management Investor, of any of the following circumstances, unless such circumstances are fully corrected by the Company within thirty (30) days following written notification by the Management Investor (which written notice must be delivered within thirty (30) days following the date the Management Investor becomes aware of the occurrence of such circumstances) that the Management Investor intends to terminate the Management Investor’s employment for one of the reasons set forth below: (A) any material reduction in the Management Investor’s title, duties, authorities, or responsibilities; (B) any material breach by the Company of any agreement between the Company and the Management Investor; (C) any failure by the Company to pay the Management Investor the Base Salary or Annual Bonus when required to be so paid pursuant to the terms of the employment agreement (if any) by and between the Company and the Management Investor (the “Employment Agreement”); (D) any material reduction in the Base Salary (including, once the Management Investor’s Base Salary is increased, any material reduction in the Management Investor’s Base Salary below such increased amount) other than, in each case, an across-the-board reduction that applies to all employees or solely to senior executives of the Company; (E) during the one (1) year period following any Change in Control, the failure of any successor to the Company (if any), whether direct or indirect and whether by merger, acquisition, consolidation or otherwise, to assume in a writing delivered to the Management Investor, the obligations of the Company under this Agreement, provided that the Management Investor was willing and able to execute a new contract providing for the same terms and conditions as those in the Employment Agreement; (F) any relocation of the Management Investor’s principal place of employment to a location more than fifty (50) miles outside the Jacksonville, Florida metropolitan area or (G) the delivery of a notice of non-renewal by the Company pursuant to Section 2 of the Employment Agreement.
   (viii) “Permitted Transferee” means (A) any Affiliate (a “FIG Affiliate”) of Fortress Investment Group LLC, a Delaware limited liability company (“FIG”), (B) any managing director, general partner, director, limited partner, officer or employee of any FIG Affiliate, (C) any investment fund or other entity managed directly or indirectly by FIG or any Affiliate thereof (each, a “FIG Fund”), or (D) any general partner, limited partner, managing member or person occupying a similar role of or with respect to any FIG Fund.
     2. Transfers of Stock. Until such time as the Restricted Shares are fully vested in accordance with Section 1 hereof, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of this Agreement will be valid, except with the prior written consent of the Board, which consent may be granted or withheld in the sole discretion of the Board. Any purported Transfer of Restricted Shares or any economic benefit or interest therein in violation of this Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Shares or any economic benefit or interest therein transferred in violation of this Agreement shall not be entitled to be recognized as a holder of such Shares.
     3. Management Investor Representations; Legends on Certificates.
          (a) The Management Investor acknowledges and agrees that nothing herein, shall be construed as an agreement by the Company or any of its Affiliates, express or implied, to (A) employ the Management Investor or contract for the Management Investor’s services, (B) restrict the right of the Company to discharge the Management Investor or cease contracting for the Management Investor’s services or (C) modify, extend or otherwise affect in any manner whatsoever the terms of the Employment Agreement or any contract for services which may exist (on the date hereof or in the future) between the Management Investor and the Company or any of its Affiliates.
          (b) Legend on Certificates. Each share certificate issued to the Management Investor upon written request to the Company representing Common Stock issued hereunder shall bear the following (or substantially equivalent) legends on the face or reverse side thereof:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MANAGEMENT SHAREHOLDER AGREEMENT DATED AS OF [                    ], 2009, BETWEEN [                    ] AND RAILAMERICA, INC. (THE “COMPANY”), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOTED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH VOTING, TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF SUCH AGREEMENT.
Any share certificate issued at any time in exchange or substitution for any certificates bearing such legends shall also bear such (or substantially equivalent) legends, unless the Common Stock represented by such certificate is no longer subject to the provisions of this Agreement and, in the opinion of counsel for the Company, the Common Stock represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities law. The Company shall not be required to transfer on its books any certificate for Common Stock in violation of the provisions of this Agreement.
     4. Restrictive Covenants. By virtue of the Management Investor’s employment with the Company, the Management Investor acknowledges that, during the period of his employment with the Company, he shall have access to trade secrets and other valuable confidential business and professional information, knowledge and data relating to the Company and its Affiliates and their respective businesses, will meet and develop relationships with prospective and existing suppliers, financing sources, clients, customers and employees of the Company and its Affiliates and will receive extraordinary or specialized training in the short-line railroad business.
          (a) Noncompetition; Nonsolicitation. The Management Investor agrees that during the period of his employment with the Company or any of its subsidiaries and for the one (1) year period immediately following termination of such employment for any reason, the Management Investor shall not:
   (i) directly or indirectly (whether as principal, agent, independent contractor, partner, member, manager, officer, director or otherwise) own, manage, operate, control, participate in, perform services for, make any investment in or otherwise carry on, any business that is competitive with any business engaged in the operation of short-line railroads anywhere in North America that has revenues of at least $200 million per year; or
   (ii) directly or indirectly, engage in the recruiting, soliciting or inducing of any nonclerical employee or employees of the Company or its Affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or any of its Affiliates, or in hiring or assisting another person or entity to hire any nonclerical employee of the Company or any of its Affiliates or any person who within six months before had been a nonclerical employee of the Company or any of its Affiliates and were recruited or solicited for such employment or other retention while an employee of the Company (other than any of the foregoing activities engaged in with the prior written approval of the Company); or
   iii) directly or indirectly solicit, induce or encourage or attempt to persuade any agent, supplier or customer of the Company or any subsidiary of the Company to terminate such agency or business relationship.
Nothing contained in this Agreement shall limit or otherwise affect the ability of the Management Investor to own not more than one percent (1.0%) of the outstanding capital stock of any entity that is engaged in a business competitive with the Company or any of its subsidiaries, provided that such investment is a passive investment and such Management Investor is not directly or indirectly involved in the management or operation of such business or otherwise providing consulting services to such business.
          (b) Disparaging Comments. The Management Investor agrees that during the period of his employment with the Company or any of its subsidiaries and thereafter, the Management Investor shall not make any disparaging or defamatory comments regarding the Company or any of its subsidiaries or, after termination of his employment relationship with the Company or any of its subsidiaries, make any comments concerning any aspect of the termination of their relationship. The Company agrees that during the period of the Management Investor’s employment with the Company or any of its subsidiaries and thereafter, members of the Company’s senior management shall be prohibited from making disparaging or defamatory comments regarding the Management Investor or, after termination of the Management Investor’s employment relationship with the Company or any of its subsidiaries, and from making any comments concerning any aspect of the termination of their relationship. The obligations of the parties under this subparagraph shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.
Nothing contained in this Section 4 shall limit any common law or statutory obligation that the Management Investor may have to the Company or any of its Affiliates. For purposes of this Section 4 and Section 1, “the Company” refers to the Company and any incorporated or unincorporated Affiliates of the Company, including any entity which becomes the Management Investor’s employer as a result of any transaction, reorganization or restructuring of the Company for any reason. The Company shall be entitled, in connection with its tax planning or other reasons, to terminate a Management Investor’s employment (which termination shall not be considered a termination without Cause for purposes of this Agreement or otherwise) in connection with an invitation from another Affiliate of the Company to accept employment with such Affiliate.
          (c) Confidentiality. During employment and at all times following termination of employment, the Management Investor will hold and keep confidential all secret and confidential information, knowledge or data relating to the Company and its Affiliates, and their respective businesses, including any confidential information as to customers of the Company and its Affiliates (i) obtained by the Management Investor during employment by the Company or its Affiliates and (ii) not otherwise public knowledge or known within the applicable industry. The Management Investor shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event the Management Investor is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the foregoing, the Management Investor will promptly notify the Company of any such order and will cooperate fully with the Company in protecting such information to the extent possible under applicable law. Upon termination of employment with the Company and its Affiliates, or at any time as the Company may request, the Management Investor will promptly deliver to the Company, as requested, all documents (whether prepared by the Company, an Affiliate of the Company, the Management Investor or a third party) relating to the Company, an Affiliate of the Company or any of their businesses or property which the Management Investor may possess or have under the Management Investor’s direction or control other than documents provided to the Management Investor as a participant in any employee benefit plan, policy or program of the Company or any agreement by and between the Management Investor and the Company or any of its Affiliates with regard to the Management Investor’s employment or severance.
          (d) Acknowledgment. The Management Investor agrees and acknowledges that each restrictive covenant in this Section 4 is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company and its Affiliates, imposes no undue hardship on the Management Investor, is not injurious to the public, and that, notwithstanding any provision in this Agreement to the contrary, any violation of this restrictive covenant shall be specifically enforceable in any court of competent jurisdiction. The Management Investor agrees and acknowledges that a portion of the compensation provided to the Management Investor under this Agreement will be provided in consideration of the covenants contained in this Section 4, the sufficiency of which consideration is hereby acknowledged. If any provision of this Section 4 as applied to the Management Investor or to any circumstance is adjudged by a court with competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provisions of this Section 4. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, the Management Investor agrees that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Management Investor agrees and acknowledges that the breach of this Section 4 will cause irreparable injury to the Company and upon breach of any provision of this Section 4, the Company shall be entitled to injunctive relief, specific performance or other equitable relief by any court with competent jurisdiction without the need to prove the inadequacy of monetary damages or post a bond; provided, however, that this shall in no way limit any other remedies which the Company may have (including, without limitation, the right to seek monetary damages). Each of the covenants in this Section 4 shall be construed as an agreement independent of any other provisions in this Agreement.
     5. Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given if delivered personally or sent by nationally recognized overnight courier service. Any notice or other communication shall be deemed given on the date of delivery or on the date one (1) business day after it shall have been given to a nationally recognized overnight courier service. All such notices or communications shall be delivered to the recipient at the addresses indicated below:
To the Company:
RailAmerica, Inc.
7411 Fullerton Street
Suite 300
Jacksonville, Florida 32256
Attention: General Counsel
To the Management Investor:
at the address as it appears in the Company’s books and records or at such other place as the Management Investor shall have designated by notice as herein provided to the Company.
     6. Specific Performance, Forfeiture, Right to Repurchase.
          (a) Specific Performance. Because damages to the Company and its Affiliates will be difficult to ascertain and remedies at law to the Company and its Affiliates will be inadequate and for other reasons, the Company and its Affiliates will be irreparably damaged in the event that this Agreement is not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Management Investor, the Company and its Affiliates shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.
          (b) Forfeiture, Right to Repurchase. The Management Investor acknowledges that if (x) the Management Investor breaches any term or condition contained in Section 4 of this Agreement and (y) the Company provides the Management Investor with written notice of such breach, all of the Restricted Shares that have not vested prior to the date of such notice shall be automatically forfeited.
     7. Miscellaneous.
          (a) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and the Management Investor. As of the Effective Date, this Agreement shall supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party or any Affiliate thereof, including, without limitation, the Original Agreement.
          (b) In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for shares of Common Stock of the Company as a stock (or share) dividend, stock (or share) split, spin-off, reclassification or recapitalization in connection with any merger, amalgamation, continuation into another jurisdiction or reorganization, the restrictions, rights and options set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Common Stock acquired hereunder on, or with respect to, which such other capital stock was distributed.
          (c) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Management Investor shall be valid and binding upon any and all persons or entities (other than the Company and its Affiliates) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the Restricted Shares.
          (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its Affiliates and their respective successors and assigns and the Management Investor and the Management Investor’s heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Management Investor the right to Transfer any of the Restricted Shares, except in accordance with this Agreement.
          (e) Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by applicable law, the parties hereby waive any provision of law that may render any provision hereof prohibited or unenforceable in any respect.
          (f) The obligations of the Company and the Management Investor under this Agreement which by their nature may require either partial or total performance after the Management Investor’s employment by the Company is terminated shall survive such termination of employment.
          (g) Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation.
          (h) The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.
          (i) Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply. Words herein of any gender are deemed to include each other gender.
          (j) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.
          (k) The Management Investor hereby irrevocably consents and agrees that (except as otherwise set forth in the definition of “Cause” in Section 1(d)(iii) hereof), any legal action, suit or proceeding against it with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement shall be brought in the United States District Court for the Middle District of Florida or in the courts of the State of Florida, sitting in Jacksonville, and, by execution and delivery of this Agreement, the Management Investor, to the fullest extent permitted by applicable law, hereby (i) irrevocably accepts and submits to the exclusive jurisdiction of each of the aforesaid courts, in person, generally and unconditionally with respect to any such action, suit or proceeding, (ii) agrees not to commence any such action, suit or proceeding in any jurisdiction other than those of the aforesaid courts, (iii) waives any objection to the laying of venue of any such action, suit or proceeding therein, (iv) agrees not to plead or claim that such action, suit or proceeding has been brought in an inconvenient forum and (v) consents to service of process in connection with an such action, suit or proceeding by the delivery of notice to such Management Investor’s address set forth in this Agreement.
          (l) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any choice-of-law rules thereof which might apply the laws of any other jurisdiction. This provision does not affect a party’s right to bring an action under this Agreement in the United States District Court for the Middle District of Florida.

          (m) The parties agree that this Agreement will be administered in accordance with the requirements of Section 409A of the Code, to the extent applicable, and will be amended to the extent and at the time required by Section 409A and regulations issued thereunder.
          (n) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MIGHT BE FILED IN ANY COURT AND THAT MAY RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ALL COMMON LAW AND STATUTORY CLAIMS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, SUPPLEMENTS OR RESTATEMENTS HEREOF. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
[signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Management Shareholder Agreement as of the first date written above.

RAILAMERICA, INC.

By:

Name:
Title:

Name:
[Signature Page to Management Shareholder Agreement]

Exhibit A
Irrevocable Proxy pursuant to
Section 1(b)(vii) of the Management
Shareholder Agreement
Dated September                     , 2009 (the “Agreement”)
Proxy
RailAmerica, Inc. (the “Company”)
As of the Effective Date of the Agreement (as defined in the Agreement), I, [                    ], being a shareholder of the Company, HEREBY APPOINT Fortress Fund IV GP L.P. to be my proxy for and in my name, place and stead to attend all meetings of the shareholders of the Company and to vote any and all shares in the Company at the time standing in my name and to exercise all consensual rights in respect of such shares (including, without limitation, giving or withholding written consents of shareholders and calling special general meetings of shareholders) within the scope and pursuant to terms set out in Section 1(b)(vii) of the Agreement.
Signed this ____ day of September, 2009

Name: